Exhibit 10.2

AIMMUNE THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of February 4, 2020 (the “Effective Date”), between Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), and Nestle Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance to the Purchaser of 1,000,000 shares of its Common Stock, par value $0.0001 per share (the “Common Stock”) and 525,634 shares of its Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock and the shares of Series A Preferred Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

At the Closing (as defined in Section 3), the Company will sell to Purchaser, and Purchaser will purchase from the Company 1,000,000 shares of Common Stock at a purchase price of $31.97 per share for an aggregate purchase price of $31,970,000.00 and 525,634 shares of Series A Preferred Stock at a purchase price of $319.675 per share for an aggregate purchase price of $168,032,048.95 (the aggregate purchase price for the Common Stock and Series A Preferred Stock together, the “Aggregate Purchase Price”).

SECTION 3. CLOSING AND DELIVERY.

3.1 Closing. Subject to the terms and conditions set forth herein, the closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on the date (the “Closing Date”) that is three (3) business days following the satisfaction of the conditions precedent set out in Sections 6 and 7 hereof at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchaser. At the Closing, the Purchaser shall pay the Aggregate Purchase Price to the Company in accordance with Section 6.1, and each of the Purchaser and the Company shall execute and deliver to the other, each of the agreements or other documents required to be executed by it as of the Closing Date pursuant to this Section 3 and Sections 6 and 7 hereof.

3.2 Issuance of the Securities at the Closing. At the Closing, the Company shall issue or deliver to the Purchaser evidence of a book entry position evidencing the Shares purchased by the Purchaser hereunder, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the Shares to be purchased by the Purchaser at the Closing against payment of the purchase price for the Shares. The name(s) in which the shares are to be issued to the Purchaser is set forth in the Purchaser Questionnaire in the form attached hereto as Appendix I (the “Purchaser Questionnaire”), as completed by the Purchaser, which shall be provided to the Company no later than the Closing Date.

3.3 Delivery of the Registration Rights Agreement. As of the Effective Date, the Company and the Purchaser shall have executed and delivered the Amended and Restated Registration Rights Agreement in the form attached hereto as Appendix III (the “Registration Rights Agreement”), with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such Registration Rights Agreement, the Purchaser (or the Holder(s) (as defined in the Registration Rights Agreement)), shall deliver to the Company, concurrently with the written request to the Company as contemplated by Section 2(a) thereof, the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix II (the “Selling Stockholder Questionnaire”).

3.4 Delivery of the Collaboration Agreement. As of the Effective Date, the Company and the Purchaser shall have executed and delivered the Amended and Restated Collaboration Agreement in the form attached hereto as Appendix IV (the “Collaboration Agreement”).

3.5 Delivery of Standstill Agreement. As of the Effective Date, the Company and the Purchaser shall have executed and delivered the Amended and Restated Standstill Agreement in form attached hereto as Appendix V (the “Standstill Agreement”).

3.6 Certificate of Designation The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing Date, the Certificate of Designation in the form attached hereto as Appendix VI (the “Certificate of Designation”).

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchaser concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

4.1 Organization and Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), earnings, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

4.2 Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (i) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The only Subsidiaries of the Company are the subsidiaries listed in Section 4.2 of the Schedule of Exceptions.

4.3 Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, the Registration Rights Agreement, the Standstill Agreement and the Collaboration Agreement (collectively, the “Transaction Documents”), sell and issue the Shares and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes, or when executed and delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally and (iii) as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws (collectively, the “Enforceability Limitations”).

4.4 Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free and clear of any security interests, liens or other encumbrances created by or on behalf of the Company (other than restrictions on transfer under the Transaction Documents and applicable securities laws). Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act. The Common Stock issuable upon conversion of the Series A Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation will be validly issued, fully paid and non-assessable, and will be free and clear of any security interests, liens or other encumbrances created by or on behalf of the Company (other than restrictions on transfer under the Transaction Documents and applicable securities laws).

4.5 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act

of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). KPMG, LLP, who have certified certain financial statements of the Company delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

4.6 Capitalization. The authorized capital stock of the Company consists of 290,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”), 525,634 of which have been designated Series A Preferred Stock. As of February 3, 2020, there are no shares of Preferred Stock issued and outstanding and there are 63,885,587 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has no capital stock reserved for issuance, except that, as of February 3, 2020, there are (i) 12,652,296 shares of Common Stock reserved for issuance pursuant to the Company’s stock incentive plans, of which 7,502,804 shares are issuable upon the exercise of stock options outstanding on the date hereof, 524,345 shares are issuable upon vesting of restricted stock units outstanding on the date hereof and 4,625,147 shares of Common Stock reserved for issuance pursuant to future awards under the Company’s stock incentive plans and (ii) 2,303,797 shares of Common Stock reserved for issuance pursuant to the Company’s employee stock purchase plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of the Shares pursuant to this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any third-party. Other than the Amended and Restated

Investors’ Rights Agreement, dated January 20, 2015, by and among the Company and the parties listed therein (as amended to date), and the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Certificate of Designation and as provided by the Delaware General Corporation Law.

4.7 Litigation. Except as set forth in Section 4.7 of the Schedule of Exceptions or the SEC Documents, no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of its or their property or any officer or director of the Company in their capacity as such (collectively, “Actions”), is pending or, to the best knowledge of the Company, threatened, which if adversely determined will have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. There is no Action pending, or to the Company’s best knowledge threatened, which if adversely determined could materially and adversely effect the Company’s ability to consummate the transactions contemplated by the Transaction Documents.

4.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except as contemplated by Section 6.4 and for (a) the filing of the Certificate of Designation, which will have been filed as of the Closing, (b) the filing of a Form D with the Commission under the Securities Act and compliance with applicable securities and blue sky laws in the jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, (c) the approval by The Nasdaq Global Select Market of the listing of the Shares and (d) the filing of one or more registration statements and all amendments thereto with the Commission as and when contemplated by the Registration Rights Agreement.

4.9 No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, including the Material Agreements (defined below) or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their property, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

4.10 No Material Adverse Change. Since September 30, 2019: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect; (ii) there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Agreements or operations of the Company and its subsidiaries, taken as a whole, from that reflected in the Financial Statements, except for any such changes in the ordinary course of business which have not had or would not reasonably be expected to have, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders (other than repurchases of unvested shares of Common Stock in connection with the cessation of service by employees or consultants of the Company).

4.11 No General Solicitation. None of the Company, any of its subsidiaries or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.12 No Integrated Offering. None of the Company, any of its subsidiaries or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security of the Company or any of its subsidiaries, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company or any of its subsidiaries for purposes of the Securities Act.

4.13 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, any of its subsidiaries and any of its or their directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.

4.14 Intellectual Property. The Company and its subsidiaries own or possess, or have valid licenses to, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the SEC Documents to be conducted (the “Company Intellectual Property”). The conduct of the Company’s business as currently conducted or as proposed in the SEC Documents to be conducted does not infringe or violate the Intellectual Property rights of any third party, except for any such infringement or violation that will not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any infringement, misappropriation or other violation of, or conflict with any Intellectual Property rights of any third party. The Company is not aware of any facts or circumstances which would form a reasonable basis to render invalid or unenforceable any issued patents, or any facts or circumstances, apart from such facts or circumstances raised during prosecution, which would form a reasonable basis to render unpatentable or unenforceable any pending patent applications material to the Company’s business as currently conducted or as proposed in the SEC

Documents, in each case, owned by or exclusively licensed to the Company or any of its subsidiaries. There is no pending or, to the Company’s knowledge, threatened Action or claim by others challenging the Company’s or any of its subsidiaries rights in or to any Company Intellectual Property. The Company and its subsidiaries have taken commercially reasonable steps to obtain and maintain in force all third party licenses and other permissions in relation to Company Intellectual Property as may be necessary to conduct their respective businesses.

4.15 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq Stock Market, LLC continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on The Nasdaq Global Select Market and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from The Nasdaq Global Select Market.

4.16 Disclosure. The Company understands that the Purchaser will rely on the foregoing representations in effecting the purchase of the Shares. The Transaction Documents and the SEC Documents, when taken together with the Schedule of Exceptions and the due diligence materials regarding the Company furnished by or on behalf of the Company to the Purchasers, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17 Contracts. Each franchise, contract or other document of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described or filed. The Company is in compliance with and not in default of its obligations under the Material Contracts, except for such non-compliance or default that will not have a Material Adverse Effect.

4.18 Properties and Assets. The Company and its subsidiaries own or lease all such properties as are necessary to the conduct of its and their operations as presently conducted. Such assets which are owned by the Company are held free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in Section 4.18 of the Schedule of Exceptions.

4.19 Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Effect or as disclosed in the SEC Documents: (i) each of the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company or its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company and its subsidiaries or out-licensed by the Company and its subsidiaries (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company and its subsidiaries possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of their properties or the conduct of their business as it relates to a Company Product and as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term of any such Authorizations; (iii) neither the Company nor any of its subsidiaries has received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations; and (v) neither the Company nor any of its subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations.

4.20 Taxes. Except as disclosed in Section 4.20 of the Schedule of Exceptions or the SEC Documents, (i) the Company and its subsidiaries have filed all tax returns that are required to have been be filed by each of them or has requested extensions of the filing date thereof and (ii) the Company and its subsidiaries have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except in the case of clause (i) and (ii), for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business and (iii) there are no tax audits ongoing of which the Company has received written notice.

4.21 Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

4.22 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.23 Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.24 Price of Common Stock. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

4.25 Governmental Permits, Etc. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.26 Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weakness in its internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective as of September 30, 2019.

4.27 Foreign Corrupt Practices/Money Laundering Laws. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries has taken any action, directly or indirectly, that is in violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The operations of the Company and its subsidiaries have been conducted in compliance with all applicable money laundering laws and the rules and regulations thereunder.

4.28 Labor. Neither the Company nor any subsidiary of the Company is bound by or subject to any collective bargaining agreement or any similar agreement with any organization representing its employees. No labor problem or dispute with the employees of the Company and its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents.

4.29 ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

4.30 Environmental Laws. The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

4.31 Related Party Transactions. No director or Affiliate of the Company, nor any family member of any officer, director or Affiliate of the Company has entered into any transaction with the Company or any of its subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K that has not been disclosed in the SEC Documents as required by the rules and regulations of the Commission.

4.32 Certain Fees. Except as disclosed in Section 4.32 of the Schedule of Exceptions, no brokerage or finder’s fee or commissions are payable by the Company to any broker, financial advisor, consultant, finder placement agent, investment banker or other person or entity with respect to the transactions contemplated hereby.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

5.1 Representations and Warranties. The Purchaser represents and warrants to and covenants with the Company that:

(a) The Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to purchase the Shares pursuant to this Agreement.

(b) The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. The Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information the Purchaser has deemed appropriate, and without reliance upon any third-party, it has independently made its own analysis and decision to enter into the Transaction Documents. The Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters, and has received no representations with regard to the Company or its business, condition (financial and otherwise), management, operations, properties and prospects, except for those set forth in the Transaction Documents.

(c) The Shares will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered. The Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Standstill Agreement, the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(d) The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Purchaser is bound and (v) are a fit, proper and suitable investment for the Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Shares.

(e) The execution, delivery and performance by the Purchaser of the Transaction Documents to which the Purchaser is a party have been duly authorized and each has been duly executed and delivered and constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the Enforceability Limitations.

(f) The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents.

(g) No third-party will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of any of the Shares.

(h) Purchaser shall have completed or caused to be completed and delivered to the Company no later than the Closing Date, the Purchaser Questionnaire, and the answers to the Purchaser Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the any registration statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such registration statement.

(i) To the extent the Purchaser provides a written request to the Company to file a registration statement pursuant to the Registration Rights Agreement, the Purchaser shall have completed or caused to be completed and delivered to the Company concurrently with such written request to the Company, the Selling Stockholder Questionnaire, and the answers to the Selling Stockholder Questionnaire are true and correct as of the date of such written request and the effective date of the registration statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such registration statement.

(j) The Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

(k) The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(l) The Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

(m) Other than pursuant to this Agreement and the 11,727,113 shares of Common Stock held by Purchaser as of the date hereof, neither the Purchaser nor any of its Affiliates currently owns any interest in or has contracted to purchase any shares of Common Stock or any securities convertible into or exerciseable or exchangeable for shares of Common Stock.

(n) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Shares purchased by the Purchaser.

5.2 Short Sales. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that the Purchaser first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.3 Tax Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Agreement, the Purchaser covenants that the Shares may be disposed of only pursuant to (x) an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws and (y) in accordance with the terms of the Standstill Agreement (for so long as the restrictions set forth therein shall remain in effect). In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate (as defined below) of the Purchaser or (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. During the term of the Standstill Agreement, the Purchaser may not, without the consent of the Company, transfer the shares of Common Stock or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock to any person or entity, other than an Affiliate of the Purchaser. As a condition of transfer of any shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock to any such Affiliate, any such Affiliate (i) shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement, and (ii) for so long as the restrictions set forth the Standstill Agreement shall remain in effect, shall agree in writing to be bound by the applicable terms of the Standstill Agreement (unless otherwise agreed in writing by the Company). For the purposes hereof, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser that is an entity, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For purposes hereof, “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) Legends. Each of the book entry notations evidencing the shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall bear any legend as required by the “blue sky” laws of any state and the restrictive legends in substantially the following form, as applicable, until such time as they are not required under Section 5.4(c) (and a stock transfer order may be placed against transfer of the certificates for the shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED BY SECTION 5 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 4, 2020, BETWEEN AIMMUNE THERAPEUTICS, INC. AND NESTLE HEALTH SCIENCE US HOLDINGS, INC.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND CERTAIN OTHER RESTRICTIONS, ALL AS SET FORTH IN AN AMENDED AND RESTATED STANDSTILL AGREEMENT, DATED AS OF FEBRUARY 4, 2020, BETWEEN AIMMUNE THERAPEUTICS, INC. AND NESTLE HEALTH SCIENCE US HOLDINGS, INC.

(c) Removal of Legends. The legends set forth in Section 5.4(b) above shall be removed and the Company shall issue a certificate without such legends or any other legend to the holder of the applicable shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (A) such Shares have been or may be transferred in accordance with the terms of the Standstill Agreement without restriction; and (B) (i) such shares are sold or transferred pursuant to an effective registration statement covering the resale of such Shares by the Purchaser, (ii) such shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such shares are eligible for sale without any restrictions under Rule 144 (any Securities meeting such criteria being referred to as “Unrestricted Securities”). Following such time as a legend is no longer required for certain shares, the Company will no later than three (3) business days (or such shorter time as may in the future be required pursuant to applicable law or regulation for the settlement of trades in securities on The Nasdaq Global Select Market) following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing the shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock and if such shares are certificated, issued with a restrictive legend, together with such representations and covenants of the Purchaser or the Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to the Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.4. In lieu of delivering physical certificates, upon the written request of any Purchaser, the Company shall use its commercially reasonable efforts to transmit certificates for the shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to full legend removal hereunder to such Purchaser by crediting the account of the transferee’s Purchaser’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, or any successor system thereto. The time periods for delivery shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates. The Purchaser agrees that the removal of (x) the restrictive legend referring to the Standstill Agreement from any certificates representing the shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock as set forth in this Section 5.4(c) is predicated upon either (A) a transfer of such shares in strict compliance with the terms of the Standstill Agreement or (B) the termination of the restrictions set forth in the Standstill Agreement; and (y) the restrictive legend referring to the Securities Act from any certificates representing shares as set forth in this Section 5.4(c) above is predicated upon the Company’s reliance that such Purchaser would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(d) Acknowledgment. Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer any of the shares of Common Stock or any shares of Common Stock issuable upon conversion of the Series A Preferred Stock or any interest therein without complying with the requirements of the Securities Act. While any registration statement remains effective, Purchaser hereunder may, subject to the provisions of the Standstill Agreement, sell the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the plan of distribution contained in such registration statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that a registration statement registering the resale of any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1 Receipt of Payment. The Company shall have received payment of the Aggregate Purchase Price, by wire transfer of immediately available funds to such account as the Company shall be designated in writing to the Purchaser not less than two (2) business days prior to the Closing Date.

6.2 Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

6.3 Receipt of Executed Documents. The Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, the Standstill Agreement, the Collaboration Agreement and the Purchaser Questionnaire as of the Effective Date.

SECTION 7. CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING.

The Purchaser’s obligation to accept delivery of the Shares and to pay the Aggregate Purchase Price for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2 Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement as of the Effective Date.

7.3 Receipt of Executed Collaboration Agreement. The Company shall have executed and delivered to the Purchaser the Collaboration Agreement as of the Effective Date.

7.4 Legal Opinion. The Purchaser shall have received an opinion of Latham & Watkins LLP, special counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchaser.

7.5 Certificate. The Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied all of the conditions set forth in this Section 7.

7.6 Good Standing. The Company shall have delivered to the Purchaser a good standing certificate for the Company, issued by the Secretary of State of the State of Delaware, dated not less than five (5) business days prior to the Closing Date.

7.7 Nasdaq Approval. The Company shall have filed with The Nasdaq Global Select Market a Notification Form: Listing of Additional Shares for the listing of the Common Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock, and furnished to the Purchaser evidence of the filing thereof.

7.8 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.9 Stop Orders. No stop order or suspension of trading shall have been imposed by The Nasdaq Global Select Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

7.10 Board Approval. The Company shall have delivered to the Purchaser resolutions of the Board certified by the Company’s Secretary, approving (i) the transactions contemplated by the Transaction Documents (ii) the Purchaser continuing as an “interested stockholder” as defined in Section 203 of the Delaware General Corporation Law, (iii) the Certificate of Designation and (iv) subject to the Standstill Agreement, such additional purchase(s) of Common Stock by the Purchaser during the three year period following the Closing, or through the date that is six (6) months following the termination of the Collaboration Agreement, if later, which result in NHSc owning up to 19.99% of the Company’s outstanding Common Stock.

7.11 Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

SECTION 8. RESERVED.

SECTION 9. RESERVED.

SECTION 10. ADDITIONAL AGREEMENTS OF THE PARTIES.

10.1 Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on The Nasdaq Global Select Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

10.2 Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchaser’s representatives, consultants and counsel for inspection, such information and documents as the Purchaser reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

10.3 Termination of Covenants. The provisions of Section 10.1 and 10.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

10.4 Use of Proceeds. The Company agrees that until the second anniversary of the Closing date, the proceeds from the sale and issuance of the Shares to the Purchaser shall be used to fund the costs and expenses of clinical trials and for general working capital and will not be used for purposes of any cash dividend or cash distribution to any stockholder of the Company (other than in respect of repurchases or redemptions of capital stock pursuant to contractual arrangements as in effect on the date hereof for such repurchases or redemptions).

10.5 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

10.6 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

10.7 Short Sales and Confidentiality After the Date Hereof. The Purchaser covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in accordance with Section 10.8, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

10.8 Securities Laws Disclosure; Publicity. By 5:00 P.M., New York City time, on the trading day immediately following the Effective Date, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the third trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) with the Commission describing the terms of the Transaction Documents.

10.9 Regulatory Approvals; Efforts of the Parties. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agree to use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated by this Agreement. Nothing in this Section 10.9 shall require, or be deemed to require, the Company or the Purchaser (a) to propose, negotiate, offer to, commit to or effect any sale, divestiture, or disposition of assets or businesses, or licenses or (b) to agree to hold separate any assets or agree to any similar arrangements or to commit to restrict the dominion or control of its business or to conduct its business in a specified manner, in each case, in order to secure any government approval required in connection with the transactions contemplated hereby.

10.10 Further Assurances. Each of the parties shall execute such further documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving notices to, or making any filings with, any governmental entity, if necessary) as may be reasonably requested by the other party to fully implement the intent and purpose of this Agreement.

SECTION 11. INDEMNIFICATION.

11.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser and each Person (defined below), if any, who controls or is under common control with the Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action. For purposes of clarity, the Company will not be liable to any Indemnified Party to the extent that any loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in this Agreement, or (ii) the inaccuracy of any representations made by such Indemnified Party herein. The term “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

11.2 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, each of its directors, and each Person, if any, who controls or is under common control with the Company within the meaning of the Securities Act (the “Company Indemnified Parties”), against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Purchaser contained in this Agreement or any failure of the Purchaser to perform its obligations hereunder , and will reimburse the applicable Company Indemnified Parties for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by any Company Indemnified Parties in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. For purposes of clarity, the Purchaser will not be liable to any Company Indemnified Party to the extent that any loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of a Company Indemnified Party to comply with the covenants and agreements contained in this Agreement, or (ii) the inaccuracy of any representations made by a Company Indemnified Party herein.

SECTION 12. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)	if to the Company, to:

Aimmune Therapeutics, Inc.

8000 Marine Blvd., Suite 300

Brisbane, California, 94005

Attention: General Counsel

Facsimile: (650) 616-0075

E-Mail: GC@aimmune.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Patrick A. Pohlen and Miles P. Jennings Facsimile: (650) 463-2600

E-Mail: [***]

[***]

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, to:

Nestle Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

Attention: Andrew Glass

F: (480) 379-5510

E-Mail: [***]

with a copy (which shall not constitute notice) to:

Nestlé Health Science S.A.

Avenue Nestlé, 55

1800 Vevey

Switzerland

Attention: General Counsel

Facsimile: 011-41-21-924-2875

with a further copy (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:     David A. Carpenter

Facsimile: (212) 849-5795

E-Mail: [***]

or to such other address or addresses as may have been furnished to the Company in writing.

SECTION 13. MISCELLANEOUS.

13.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

13.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.4 Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

13.5 Specific Performance. The parties hereto agree that irreparable damages would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof, in addition to any other remedy to which the party may be entitled under applicable law.

13.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.7 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (“pdf”) in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13.8 Successors and Assigns. Without the prior written consent of the Company, the rights and obligations of the Purchaser under this Agreement may only be assigned to a transferee of the Shares that is an Affiliate of the Purchaser and only upon compliance with the transfer restrictions set out in Section 5.4 hereof. Without the consent of the Purchaser, the Company may not assign its rights and obligations under this Agreement. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

13.9 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.10 Payment of Fees and Expenses. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.11 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

AIMMUNE THERAPEUTICS, INC.

By:	/s/ Jayson Dallas
Name:	Jayson Dallas M.D.
Title:	President and Chief Executive Officer

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

NESTLE HEALTH SCIENCE US HOLDINGS, INC.

By:	/s/ James Pepin
Name:	James Pepin
Title:	President

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

APPENDIX I

Purchaser Questionnaire

Omitted pursuant to Regulation S-K, Item 601(a)(5)

APPENDIX II

Selling Stockholder Questionnaire

Omitted pursuant to Regulation S-K, Item 601(a)(5)

APPENDIX III

Registration Rights Agreement

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of February 4, 2020, between Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), and Nestle Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser is purchasing shares of the Company’s Series A Preferred Stock and Common Stock pursuant to that certain Securities Purchase Agreement, dated as of February 4, 2020, between the Company and the Purchaser (the “Purchase Agreement”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, the Company and the Purchaser are parties to that certain Amended and Restated Registration Rights Agreement, dated as of November 11, 2018 (the “Prior Agreement”) and desire to amend and restate the Prior Agreement to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Advice” shall have the meaning set forth in Section 7(c).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Commission” means the United States Securities and Exchange Commission, or any successor entity or entities, including, if applicable, the staff of the Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Effectiveness Date” means: (a) with respect to the Initial Registration Statement required to be filed hereunder, the date that is forty (45) days following the Permitted Request Date, but no earlier than the Termination Date (or the 60th day following the Permitted Request Date in the event the Initial Registration Statement is reviewed by the Commission) and (b) with respect to any additional Registration Statements which may be required pursuant to Section 2, the 60th day following the date on which the Permitted Request Date applicable to such additional Registration Statement as is required under such Section (or the 90th day following such date in the event such additional Registration Statement is reviewed by the Commission). If the Effectiveness Date falls on a Saturday, Sunday or other date that the Commission is closed for business, the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” shall mean the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities pursuant to Section 2(a).

“Losses” shall have the meaning set forth in Section 6(a).

“Permitted Request Date” means the date on which the Purchaser requests that the Company register the Registrable Securities under Section 2, (a) which date with respect to the Initial Registration Statement, may not be a date that precedes the date that is 45th calendar days prior to the Termination Date, and (b) which date with respect to any additional Registration Statements that may be required pursuant to Section 2 hereof, may be any day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section, prompt notice of which shall be provided to the Purchaser.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Reduction Securities” shall have the meaning set forth in Section 2(b).

“Registrable Securities” means (i) the shares of Common Stock issued pursuant to the Purchase Agreement and the shares of Common Stock issuable upon conversion of the shares of the Company’s Series A Preferred Stock issued pursuant to the Purchase Agreement, (ii) the shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated November 11, 2018, (iii) the shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated November 3, 2016, by and among the Company and the Purchaser, and (iv) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the shares referenced in clauses (i) through (iii); provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold or transferred in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means each of the following: (i) an initial registration statement which is required to register the resale of the Registrable Securities, and (ii) each additional registration statement, if any, contemplated by Section 2, and including, in each case, the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Termination Date” shall mean February 4, 2021.

“Trading Day” means any day on which the Common Stock is traded on The Nasdaq Global Select Market, or, if The Nasdaq Global Select Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Underwritten Offering” means a registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

2. Registration.

(a) At the written request of the Purchaser, at any time after the Permitted Request Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission or at the written request of the Purchaser to address any modifications to the Plan of Distribution at the time that Purchaser issues a request for registration of the Registrable Securities in accordance with Section 2 hereof). The Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act promptly but, in any event, no later than the Effectiveness Date for such Registration Statement, and shall, subject to Section 7(d) hereof, use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that is three years after the effectiveness of the Registration Statement and (ii) the date on which all securities under such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of the Registration Statement at any time prior to the expiration of the Effectiveness Period for up to an aggregate of 30 consecutive Trading Days or an aggregate of 60 Trading Days (which need not be consecutive) in any given 360-day period, if the Company determines (and the Chief Executive Officer or Chief Financial Officer of the Company certifies in writing to the Purchaser) that the continued effectiveness of the Registration Statement during the applicable period will be materially detrimental to the Company. In the event of any suspension as aforesaid, the Effectiveness Period of the applicable Registration Statement will be extended by the number of Trading Days in the Effectiveness Period during which the Registration Statement was suspended. It is agreed and understood that the Company shall, from time to time, be obligated to file one or more additional Registration Statements to cover any Registrable Securities which are not registered for resale pursuant to a pre-existing Registration Statement. In connection with the written request of the Purchaser to the Company to prepare and file a Registration Statement, the Purchaser (or Holder(s), as applicable) shall, concurrently with such written request, deliver to the Company the completed Selling Stockholder Questionnaire in the form of Appendix II to the Purchase Agreement.

(b) Notwithstanding anything contained herein to the contrary, in the event that the Commission limits the amount of Registrable Securities that may be included and sold by Holders in any Registration Statement, including the Initial Registration Statement, pursuant to Rule 415 or any other basis, the Company may reduce the number of Registrable Securities included in such Registration Statement on behalf of the Holders in whole or in part (in case of an exclusion as to a portion of such Registrable Securities, such portion shall be allocated pro rata among such Holders first in proportion to the respective numbers of Registrable Securities represented by shares requested to be registered by each such Holder over the total amount of Registrable Securities represented by shares) (such Registrable Securities, the “Reduction Securities”). In such event, the Company shall give the Holders prompt notice of the number of such Reduction Securities excluded and the Company will not be liable for any damages under this Agreement in connection with the exclusion of such Reduction Securities. The Company shall use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Reduction Securities. Such new Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Reduction Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission or at the written request of the Purchaser to address any modifications to the Plan of Distribution at the time that Purchaser issues a request for registration of the Registrable Securities in accordance with Section 2 hereof). The Company shall use its commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period, subject to Section 7(c) hereof. Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of such Registration Statement at any time prior to the expiration of the Effectiveness Period for an aggregate of no more than 30 consecutive Trading Days or an aggregate of 60 Trading Days (which need not be consecutive) in any given 360-day period.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the Holders copies of all such documents proposed to be filed (other than those incorporated by reference). Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless such Holders are named in such prospectus supplement. In addition, in the event that any Registration Statement is on Form S-1 (or other form which does not permit incorporation by reference), the Company shall not be required to furnish to the Holders any prospectus supplement containing information included in a report or proxy statement filed under the Exchange Act that would be incorporated by reference in such Registration Statement if such Registration Statement were on Form S-3 (or other form which permits incorporation by reference). The Company shall duly consider any comments made by Holders and received by the Company not later than two Trading Days prior to the filing of the Registration Statement, but shall not be required to accept any such comments to which it reasonably objects.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement (but only to the extent notice is required under Section 3(a) above) or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall, solely to the extent such comments relate to the Selling Stockholder or the Plan of Distribution, provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder; for purposes of clarity the Company shall have no obligation to provide any information that it reasonably believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as selling stockholders or the Plan of Distribution; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law.

(d) Use its reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to Section 7(c) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry statements shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, the natural persons thereof that have voting and dispositive control over the shares and any other information with respect to such Holder as the Commission requests.

4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with all material information required to be set forth in the Purchaser Questionnaire to be delivered at the Closing and the Selling Stockholder Questionnaire to be delivered in accordance with Section 2 hereof. Any sale of any Registrable Securities by any Holder pursuant to a Prospectus delivered by such Holder shall constitute a representation and warranty by such Holder that the information regarding such Holder is as set forth in such Prospectus, and that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact regarding such Holder or omit to state any material fact regarding such Holder necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading, solely to the extent such facts are based upon information regarding such Holder furnished in writing to the Company by such Holder for use in such Prospectus.

5. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) reasonable fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders. To the extent that underwriting discounts and selling commissions are incurred in connection with the sale of Registrable Securities in an Underwritten Offering hereunder, such underwriting discounts and selling commissions shall be borne by the Holders of Registrable Securities sold pursuant to such Underwritten Offering, pro rata on the basis of the number of Registrable Securities sold on their behalf in such Underwritten Offering.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, stockholders and employees of each Holder, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, partners, members, stockholders and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing (in accordance with Section 7(g) below) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice (as defined below) or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, partners, members, stockholders or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) for so long as the Company is not a eligible to use Form S-3 under the Securities Act for a primary offering in reliance on General Instruction I.B.1 of such form and the prospectus delivery requirements of the Securities Act apply to sales by such Holder, such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing (in accordance with Section 7(g) below) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties pursuant to this Section 6(c). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of an any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d) Furnishing of Information. Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(e) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holder or Holders (as applicable) of no less than a majority of the then outstanding Registrable Securities. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) Termination of Registration Rights. For the avoidance of doubt, it is expressly agreed and understood that (i) in the event that there are no Registrable Securities outstanding as of a Filing Date, then the Company shall have no obligation to file, cause to be declared effective or to keep effective any Registration Statement hereunder (including any Registration Statement previously filed pursuant to this Agreement) and (ii) all registration rights granted to the Holders hereunder, shall terminate in their entirety effective on the first date on which there shall cease to be any Registrable Securities outstanding. If not previously terminated pursuant to the foregoing sentence, it is expressly agreed and understood that the registration rights granted to the Holder pursuant to this Agreement shall terminate as to the Holder in the event that the Holder fails to make a written request to the Company to register the Registrable Securities by the date that is two years following the Termination Date or, if earlier, such date that the Holders own in the aggregate less than 30% of the number of Registrable Securities that the Holders owned in the aggregate as of the date of the Closing (as adjusted for stock splits, combinations, dividends, recapitalizations and the like).

(g) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Aimmune Therapeutics, Inc.

8000 Marine Blvd., Suite 300

Brisbane, California 94005

Attention: General Counsel

Facsimile: (650) 616-0075

E-Mail: GC@aimmune.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Patrick A. Pohlen and Miles P. Jennings

Facsimile: (650) 463-2600

E-Mail: [***]

              [***]

if to the Purchaser, to:

Nestle Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

Attention: Andrew Glass

F: (480) 379-5510

E-Mail: [***]

with a copy (which shall not constitute notice) to:

Nestlé Health Science S.A.

Avenue Nestlé, 55

1800 Vevey

Switzerland

Attention: General Counsel

Facsimile: 011-41-21-924-2875

with a further copy (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: David A. Carpenter

Facsimile: (212) 849-5795

E-Mail: [***]

if to any other Person who is then the registered Holder, to the address of such Holder as it appears in the stock transfer books of the Company,

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement; provided that, such transferee or assignee agrees in writing to be bound by the terms of the Standstill Agreement (as such term is defined in the Purchase Agreement) if the Standstill Agreement remains in effect as of the date of the transfer.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Use of Terms. The parties agree and acknowledge that when, in this Agreement, the Company is required to use its reasonable best efforts to perform any covenant under this Agreement, such requirement shall not obligate the Company, in the reasonable judgment of the disinterested members of its Board of Directors, to perform any act that will have a material adverse effect on the Company.

(n) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(o) Entire Agreement. This Agreement and the other Transaction Documents (as such term is defined in the Purchase Agreement) contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. Upon the effectiveness of this Agreement, except under the circumstances contemplated by the last sentence of Section 7(f), the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

AIMMUNE THERAPEUTICS, INC.

By:	/s/ Jayson Dallas
Name:	Jayson Dallas, M.D.
Title:	President and Chief Executive Officer

Signature Pages to Registration Rights Agreement

NESTLÉ HEALTH SCIENCE US HOLDINGS, INC.

By:	/s/ James Pepin
Name:	James Pepin
Title:	President

Address:

900 Long Ridge Road, Building 2
Stamford, CT 06902
Attention: Andrew Glass
F: (480) 379-5510
E-Mail: [***]

Signature Pages to Registration Rights Agreement

ANNEX A

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

APPENDIX IV

Standstill Agreement

Nestle Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

February 4, 2020

Aimmune Therapeutics, Inc.

8000 Marine Blvd., Suite 300

Brisbane, California 94005

Attention: Chief Executive Officer

Re:	Amended and Restated Standstill Agreement

Ladies and Gentlemen:

In connection with the acquisition of Common Stock, par value $0.0001 per share (the “Common Stock”), and Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) of Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), by Nestle Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”), pursuant to the Securities Purchase Agreement, dated as of February 4, 2020, between the Company and the Purchaser (the “Purchase Agreement”), the Company and the Purchaser desire to amend and restate that certain amended and restated standstill agreement, dated November 11, 2018 (the “Prior Agreement”) to accept the rights and covenants hereof in lieu of their rights and covenants in the Prior Agreement. In connection therewith, the Purchaser hereby delivers this amended and restated standstill agreement (this “Standstill Agreement”) to the Company in accordance with the terms of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

In consideration of the mutual covenants contained in the Purchase Agreement and this Standstill Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Standstill. During the period beginning on the date hereof and ending at 11:59 pm Pacific Time on November 11, 2020 (the “Termination Date”), neither the Purchaser nor any of its Affiliates (as defined below) shall, directly or indirectly, without the prior written consent of a majority of the members of the Board of Directors of the Company (the “Board”) who are not affiliated with the Purchaser:

a.

effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or in any way advise, assist, knowingly facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause:

i.	any acquisition, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities of the Company or any of its subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Company or any of its subsidiaries, including without limitation any swaps or other derivative arrangements (“Derivative Securities”)), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding, without the prior consent of the Board;

ii.	any tender or exchange offer, merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries;

iii.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

iv.

any “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or consents to vote any voting securities of the Company, or become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 of the Exchange Act) or propose, or solicit stockholders of the Company for the approval of, any stockholder proposals with respect to the Company or seek to advise or influence any person with respect to the voting of any voting securities of the Company;

b.

form, join or in any way participate in a “group” (as defined under the securities laws) with respect to any securities of the Company or any securities convertible into Common Stock or any other voting securities of the Company or otherwise act in concert with any person in respect of any such securities;

c.	otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;

d.

take any action which would reasonably be expected to result in the Company or its representatives being obligated to make a public announcement regarding any of the types of matters set forth in this Section 1;

e.	enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

f.	publicly disclose any intention, plan or arrangement regarding any of the matters referred to in this Section 1;

provided that, the foregoing restrictions shall not apply after (A) a public announcement by the Company of the initiation of any merger, consolidation, acquisition, scheme, business combination or other extraordinary transaction in which the Company or any of its subsidiaries is a constituent corporation or party and following consummation of such transaction, either (i) substantially all of the persons or entities who, immediately prior to such transaction, had beneficial ownership of 50% or more of the voting power of the Company would not continue to beneficially own at least 50% of the voting power of the combined entity and would not have the ability to elect a majority of the directors of the combined entity or (ii) all or a substantial part of the assets of the Company and its subsidiaries would be transferred to a third party (a “Business Combination”) or (B) the submission of any bona fide offer by any third party to acquire all or a substantial portion of the securities or assets of the Company or its subsidiaries (which for the avoidance of doubt shall exclude any offer with respect to which the Company elects not to engage in substantive negotiations), prompt notice of which shall be provided to the Purchaser; provided, further, that nothing in this Section 1 is intended to (X) restrict the Purchaser’s right to vote its shares of Common Stock purchased pursuant to the Purchase Agreement (or any prior purchase agreement entered into with the Company) or shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased pursuant to the Purchase Agreement or otherwise in its discretion on matters brought to a vote of the stockholders of the Company, (Y) restrict the activities of the Purchaser or the discussions among the representatives of the Company and the Purchaser, in each case, as contemplated by that certain Amended and Restated Collaboration Agreement, dated the date hereof, by and among the Company and Société des Produits Nestlé S.A. (the successor to Nestec Ltd.). or (Z) restrict the Purchaser’s or any of its Affiliates’ right to acquire any rights, title or interest in any options or other securities of the Company granted to members of the Board who are affiliated with the Purchaser.

For purposes of this letter agreement, (i) “Affiliates” shall mean (1) any person, corporation, partnership, trust, limited liability company or other entity, whether existing now or in the future, that, directly or indirectly, controls, is controlled by or is under common control with, the Purchaser and (ii) “Beneficially Owns” (including the terms “Beneficial Ownership”, “Beneficially Owned” or “Beneficially Owning”) shall mean beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act.

2. No Effect. Notwithstanding any of the foregoing, the provisions set forth in Section 1 shall in no way limit (i) the ability of any individual who is serving as a director of the Company to take any actions (or to refrain from taking any actions) in his/her capacity as a director of the Company or (ii) the ability of the Purchaser or its Affiliates to initiate and engage in confidential discussions with the Board regarding the transactions referred to in clauses (a)(i)-(iii) of Section 1.

3. Market Standoff. During the period beginning on the date hereof and ending at 11:59 pm Pacific Time on November 11, 2021 (the “Market Standoff Termination Date”), neither the Purchaser nor any of its Affiliates shall, directly or indirectly, without the prior written consent of a majority of the members of the Board who are not affiliated with the Purchaser:

a.	sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, the Series A Preferred Stock), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); or

b.

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities (a “Hedging Transaction”), whether any such swap or transaction is to be settled by delivery of Common Stock or other securities (including, without limitation, the Series A Preferred Stock), in cash or otherwise; or

c.	publicly announce any intention to do any of the foregoing.

4. Limitation on Sales. Notwithstanding anything herein to the contrary, during the period beginning on the date hereof and ending on the Market Standoff Termination Date, no sales of Common Stock or Series A Preferred Stock (or Common Stock issuable upon conversion of the Series A Preferred Stock) Beneficially Owned by the Purchaser or any of its Affiliates shall be made to DBV Technologies SA pursuant to a private sale or other exemption from the registration requirements of the Securities Act of 1933, as amended, without the prior written consent of the Company.

5. Change of Control Transaction. In connection with any Change of Control Transaction approved by the Board during the period beginning on the date hereof and ending on the Market Standoff Termination Date, the Purchaser on behalf of itself and its Affiliates agrees not to seek an appraisal remedy under Section 262 of the Delaware General Corporation Law with respect to any shares of Common Stock held by it as of the date of the consummation of the Change of Control Transaction. For purposes hereof, “Change of Control Transaction” shall mean any transaction (or series of related transactions) after the date hereof (including the consummation of a scheme of arrangement/amalgamation, merger, de-merger, share purchase, recapitalization, redemption, issuance of capital stock, consolidation, tender offer, combination of shares, reorganization or otherwise) pursuant to which (a) a person (or group of persons) Beneficially Owns immediately upon completion of such transaction (or series of related transactions) securities representing more than fifty percent (50%) of the combined voting power for the election of directors of the outstanding voting securities of the entity surviving or resulting from such transaction (or series of related transactions) or (b) the Company sells or otherwise disposes of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis to a person (or group of persons).

6. Representations. Each party represents to the other that: (a) this Letter Agreement has been duly authorized by all necessary corporate or partnership action, as the case may be; and (b) this letter agreement is a valid and binding agreement of such party, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. The Company represents that this Letter Agreement was approved by the vote a majority of the members of the Board who are not affiliated with the Purchaser.

7. Specific Enforcement; Legal Effect. The parties hereto agree that any breach of this Letter Agreement would result in irreparable injury to other party and that money damages would not be an adequate remedy for such breach. Accordingly, without prejudice to the rights and remedies otherwise available under applicable law, either party shall be entitled to specific performance and equitable relief by way of injunction or otherwise if the other party breaches or threatens to breach any of the provisions of this letter agreement. It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Letter Agreement contains the entire agreement between the parties hereto concerning the matters addressed herein. No modification of this Letter Agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party; provided, however, that no waiver or amendment shall be effective as against the Company unless such waiver or amendment is approved in writing by the vote a majority of the members of the Board who are not affiliated with the Purchaser. This Letter Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of New York. Any dispute arise under or in connection with this Agreement shall be resolved in accordance with the dispute resolution procedures set out in Section 13.6 of the Purchase Agreement, which procedures are incorporated herein by this reference.

8. Counterparts. This Standstill Agreement may be executed and delivered (including by facsimile or portable document format (“pdf”) in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

9. Entire Agreement. This Standstill Agreement and the other Transaction Documents contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. Upon the effectiveness of this Standstill Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Standstill Agreement, and shall be of no further force or effect.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Standstill Agreement effective as of the Closing.

NESTLE HEALTH SCIENCE US HOLDINGS, INC.

By:	/s/ James Pepin
Name:	James Pepin
Title:	President

Confirmed and Agreed:

AIMMUNE THERAPEUTICS, INC.

By:	/s/ Jayson Dallas
Name:	Jayson Dallas, M.D.
Title:	President and Chief Executive Officer

APPENDIX V

Collaboration Agreement

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDED AND RESTATED

STRATEGIC COLLABORATION AGREEMENT

between

SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

and

AIMMUNE THERAPEUTICS, INC.

ARTICLE 1	DEFINITIONS	2

1.1	Definitions	2

ARTICLE 2	OBJECTIVES; COLLABORATION	7

2.1	Objectives	7
2.2	Scope of Collaboration	7
2.3	Formation and Composition of the Strategic Collaboration Committee	7
2.4	Role of Strategic Collaboration Committee	8
2.5	Information Sharing	8
2.6	Opportunities	8
2.7	Meetings of SCC	9

ARTICLE 3	LICENSE OPPORTUNITIES	9

3.1	Proposal by NHSc to Explore Combination Therapy	9

ARTICLE 4	REPRESENTATIONS AND WARRANTIES	10

4.1	Organization	10
4.2	Authorization	10
4.3	Binding Agreement	10
4.4	No Conflict	11
4.5	No Consents	11

ARTICLE 5	INTELLECTUAL PROPERTY	11

5.1	Ownership of Intellectual Property	11
5.2	New Opportunities Proposed by NHSc	11
5.3	No License; Implied Rights	11

ARTICLE 6	CONFIDENTIAL INFORMATION	12

6.1	Nondisclosure	12
6.2	Authorized Disclosure	12
6.3	Terms of this Agreement	13
6.4	Securities Filings	13
6.5	Expiration or Termination	13

ARTICLE 7	ADDITIONAL AGREEMENTS	14

7.1	Non-Competition	14
7.2	Non-Solicitation of Employees	15
7.3	Director Nomination	15

ARTICLE 8	TERM AND TERMINATION	16

8.1	Effectiveness; Term	16
8.2	Termination Rights	16
8.3	Effect of Termination	16

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ARTICLE 9	MISCELLANEOUS	16

9.1	Expenses	16
9.2	Severability	17
9.3	Notices	17
9.4	Assignment	18
9.5	Further Assurances	18
9.6	Waivers and Modifications	18
9.7	Choice of Law	18
9.8	Injunctive Relief	18
9.9	Publicity	19
9.10	Relationship of the Parties	19
9.11	Entire Agreement	19
9.12	Counterparts	19
9.13	Exports	19
9.14	Amendments	20
9.15	Interpretation	20

Exhibits

Exhibit A	- Development Programs

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AMENDED AND RESTATED STRATEGIC COLLABORATION AGREEMENT

This AMENDED AND RESTATED STRATEGIC COLLABORATION AGREEMENT (this “Agreement”) is made as of February 4, 2020 (the “Effective Date”), by and between Société des Produits Nestlé S.A., a company organized and existing under the laws of Switzerland and the successor to Nestec Ltd., having an office located at Avenue Nestlé 55, 1800 Vevey, Switzerland (“NHSc”), and Aimmune Therapeutics, Inc., a corporation incorporated and existing under the laws of the State of Delaware, having an office located at 8000 Marina Boulevard, Suite 300, Brisbane, CA 94005, USA (“Aimmune”). NHSc and Aimmune are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Aimmune is engaged in the development of immunotherapeutic products for the treatment of food allergies;

WHEREAS, NHSc and certain of its Affiliates are engaged in the research, development and commercialization of food products for the management of food allergies and has expertise in regulatory and market access matters relevant to such products;

WHEREAS, the Parties entered into that certain Strategic Collaboration Agreement (as amended and/or restated, the “Original Agreement”), effective as of November 3, 2016 (the “Original Effective Date”), under which the Parties began a collaboration in connection with the development of Aimmune’s products, which was subsequently extended on November 11, 2018 (the “Extension Date”); and

WHEREAS, the Parties wish to amend and restate the Original Agreement with effect from the Effective Date of this Agreement.

NOW, THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the respective meanings either set forth below or another part of this Agreement.

“Acceptance Notice” has the meaning set forth in Section 2.6.1.

“Affiliate” of a Party means an entity that (directly or indirectly) is controlled by, controls, or is under common control with such Party where control means the direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors, or such other relationship as results in the power to control the management, business, assets and affairs of an entity.

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“Aimmune Product” means a drug or biologic product for use as OIT for the treatment of food allergies that is being researched or developed by Aimmune or its Affiliates from time to time during the Term.

“Aimmune-Owned Inventions and IP” has the meaning set forth in Section 5.1.

“AR101” means Aimmune’s proprietary OIT product for the treatment of peanut allergy known as AR101.

“BLA” means a Biologics License Application, as defined in the United States Public Health Service Act (42 U.S.C. § 262), and applicable regulations promulgated thereunder by the FDA.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in San Francisco, California or Geneva, Switzerland, are authorized or obligated by applicable Law to close.

“Calendar Quarter” means, with respect to any given Calendar Year, the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Change of Control” means, with respect to a Party, any of the following events: (a) any Third Party (or group of Third Parties acting in concert) acquires, directly or indirectly, shares of such Party representing at least a majority of the voting power (where voting refers to being entitled to vote for the election of directors) then outstanding of such Party; (b) such Party consolidates with or merges into another corporation or entity which is a Third Party, or any corporation or entity which is a Third Party consolidates with or merges into such Party, in either event pursuant to a transaction in which at least a majority of the voting power of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting power of such Party immediately preceding such consolidation or merger; or (c) such Party sells, conveys, transfers and/or exclusively licenses all or substantially all of its assets to a Third Party.

“Closing” has the meaning set forth in the Purchase Agreement.

“Combination Discussion Period” has the meaning set forth in Section 3.1.

“Combination Proposal Period” has the meaning set forth in Section 3.1.

“Competitive OIT Product” has the meaning set forth in Section 7.1.1.

“Confidential Information” means any and all technical, business or other Information, of a Party or its Affiliates provided orally, visually, in writing, graphically, electronically, or in another form by or on behalf of such Party or its Affiliates to the other Party or its Affiliates in connection with this Agreement, including the terms of this Agreement, any Aimmune Product, any exploitation of any Aimmune Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of the disclosing Party or its Affiliates.

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“Controlled” or “Control”, when used in reference to any intellectual property, intellectual property right, material, know-how or information, means the legal authority or right of a Party hereto (or its Affiliates) to: (i) grant, or procure the grant of, a license or sublicense, to the extent provided for herein, under or to specified intellectual property, intellectual property rights, materials, know-how or information to the other Party; or (ii) in relation to materials, know-how and information only, disclose or provide access to, to the extent provided for herein, such material, know-how or information to the other Party, and in each case without (1) breaching the terms of any agreement with a Third Party, or (2) misappropriating the material, know-how or information of a Third Party.

“Development” means non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Regulatory Authority or otherwise to the research, identification, testing and validation of a therapeutic agent, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process and chemistry, manufacturing and controls development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical trials (including, without limitation, pre- and post-approval studies), whether for purposes of label expansion or otherwise. Development shall include post-approval Development activities. When used as a verb, “Develop” means to engage in Development.

“Development Program” means Aimmune’s and/or its Affiliates’ activities directed towards the Development of a specific Aimmune Product for the treatment of allergies to one (1) or more particular types of food, including [***] and [***]. The Development Programs as of the date of this Agreement are described on Exhibit A hereto.

“Disclosing Party” has the meaning set forth in Section 6.1.

“Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

“European Union” means, at any given time, the then-current member states of the European Union.

“FD&C Act” means the United States Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

“Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

“In-Scope Programs” has the meaning set forth in Section 2.2.

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“IND” means an Investigational New Drug Application (as such term is defined in the FD&C Act and the regulations promulgated thereunder), Clinical Trial Authorisation (as such term is defined in the Directive 2001/20/EC, as amended), clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations that is filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

“Information” means all technical, scientific and other know-how and information, inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, formulations, practices, formulae, instructions, skills, techniques, procedures, experiences, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, materials (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical), pre-clinical, clinical, safety, manufacturing and quality control data and information (including study designs and protocols) and assays and biological methodology, in each case, whether or not confidential, proprietary or patentable and in written, oral, electronic or any other form now known or hereafter developed.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

“Major Territory” means any of (i) [***], (ii) [***], (iii) [***], and (iv) [***].

“NDA” means a New Drug Application, as defined in the FD&C Act.

“New Opportunities” has the meaning set forth in Section 2.6.

“OIT” means a therapy involving the oral delivery of quantities of a naturally-occurring allergen, whether obtained from a natural source or generated by synthetic means, to a patient in order to desensitize the patient to such allergen.

“OIT Allergy Company” has the meaning set forth in Section 7.1.2.

“OIT Combination” has the meaning set forth in Section 3.1.

“OIT Combination Opportunity” has the meaning set forth in Section 3.1.

“OIT Combination Constituent” means any drug or biologic product (i.e., any product which, if it were marketed in the United States, must be approved by the FDA pursuant to a BLA or NDA), such as but not limited to a probiotic or other microbiome-based product, that can be combined with an OIT product and that is intended to improve the efficacy or safety of such OIT product for the treatment of one (1) or more food allergies.

“Pass Notice” has the meaning set forth in Section 2.6.1.

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents or patent applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, nonprovisionals,

5

converted provisionals and requests for continued examinations, (c) any and all patents that have issued or in the future issue from the foregoing patent applications (i.e., those set forth in subsections (a) and (b)), including utility models, innovation patents, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, and all revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (i.e., those set forth in subsections (a), (b) and (c)) and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, foundation, joint venture or other similar entity, organization or combination thereof, including a government or political subdivision, department, or agency.

“Prohibited Development” has the meaning set forth in Section 7.1.1.

“Prohibited Drug Research” has the meaning set forth in Section 7.1.1.

“Purchase Agreement” means the Securities Purchase Agreement, dated the date hereof, by and between Aimmune and Nestlé Health Science US Holdings, Inc.

“Receiving Party” has the meaning set forth in Section 6.1.

“Single Product Asset Sale” means the sale, transfer, or license to a Third Party by Aimmune of a single Aimmune Product or Development Program that could reasonably be considered to constitute the sale, transfer or exclusive license of all or substantially all of Aimmune’s assets such that the transaction would be considered a Change of Control under clause (c) of the definition.

“Strategic Collaboration Committee” or “SCC” has the meaning set forth in Section 2.3.

“Term” has the meaning set forth in Section 8.1.

“Third Party” means any entity other than NHSc, Aimmune and their respective Affiliates.

“Transfer” means the sale, transfer, or license to a Third Party by Aimmune, or grant to a Third Party by Aimmune of any option to acquire or license, any commercial rights to an Aimmune Product or Development Program; provided, however, for purposes of clarity, other than a Single Product Asset Sale, a Change of Control shall not constitute or be deemed to constitute a Transfer. “Transfers,” “Transferred” and “Transferring” have correlative meanings.

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“United States” or “U.S.” means the United States of America, including its territories and possessions.

ARTICLE 2

OBJECTIVES; COLLABORATION

2.1 Objectives. This Agreement sets forth the terms on which the Parties will collaborate with one another and share information on a confidential basis to support Aimmune’s Development Programs to the extent they are In-Scope Programs. Such collaboration and information sharing shall be achieved primarily through the Strategic Collaboration Committee, in accordance with this Article 2.

2.2 Scope of Collaboration. This Agreement and the collaboration contemplated hereby shall relate to all of Aimmune’s Development Programs, including those existing as of the Original Effective Date and those undertaken from time-to-time during the Term, and commercialization plans for AR101; provided, however, that (i) in the event that Aimmune effects a Transfer in respect of an Aimmune Product under Development pursuant to a particular Development Program in all Major Territories, such Development Program shall automatically be excluded from the scope of this Agreement and the collaboration contemplated hereunder, (ii) in the event that Aimmune effects a Transfer in respect of an Aimmune Product under Development pursuant to a particular Development Program in one (1) or more, but not all, Major Territories, then the scope of this Agreement and the collaboration contemplated hereunder shall automatically be adjusted to exclude such Development Program solely in respect of such Major Territory(ies) in respect of which Aimmune has effected such Transfer in respect of such Aimmune Product, and (iii) in the event Aimmune effects a Transfer in respect of the commercialization of AR101 in one (1) or more countries, then the scope of this Agreement and the collaboration contemplated hereunder shall automatically be adjusted to exclude the country(ies) in respect of which Aimmune has effected such Transfer in respect of such Aimmune Product. Aimmune shall disclose to NHSc each new Development Program upon Aimmune’s decision to commence such Development Program and such new Development Program shall automatically be included within the scope of this Agreement and the collaboration contemplated hereby. All Development Programs or parts thereof, as well as commercialization plans for AR101 that are conducted during the Term, in each case that are within the scope of this Agreement at a particular time during the Term, in accordance with this Section 2.2, are referred to herein as the “In-Scope Programs”. For clarity, In-Scope Programs shall not include any products or programs of any counterparty in a Change of Control of Aimmune that were not Aimmune Products or Development Programs immediately preceding the closing of the relevant Change of Control.

2.3 Formation and Composition of the Strategic Collaboration Committee. The governing body for matters within the scope of this Agreement shall be the “Strategic Collaboration Committee” or “SCC”. The SCC shall be comprised of three (3) to five (5) representatives of each Party. The initial members of the SCC shall be:

From Aimmune	From NHSc
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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Either Party may replace one (1) or more of its SCC members from time to time with the prior written consent of the other Party, not to be unreasonably withheld, delayed or conditioned. Any member of the SCC may designate a substitute to attend and perform the functions of that member at any meeting of the SCC, provided that the other Party has provided its prior written consent to such substitute, not to be unreasonably withheld, delayed or conditioned. For clarity, during the Term, the Parties shall consider whether to include alternative members of the SCC having expertise in areas relevant to the collaboration contemplated hereby at such time.

2.4 Role of Strategic Collaboration Committee. The SCC shall serve as a forum for the Parties, through their SCC members, to share information and discuss the In-Scope Programs, including with respect to commercialization plans for AR101. The SCC shall have no decision-making role and neither the SCC nor the SCC members shall have the capacity to bind either Party in any way. Any advice provided by NHSc’s SCC members shall be non-binding in all respects.

2.5 Information Sharing. At each meeting of the SCC, Aimmune’s representatives shall provide (i) an update on material Development activities in respect of In-Scope Programs, including with respect to material results or data from in vitro and in vivo testing, regulatory developments and strategies, manufacturing activities and commercial plans, and (ii) an overview of Aimmune’s future plans in respect of the In-Scope Programs. All such information provided by Aimmune shall be Confidential Information of Aimmune, including with respect to commercialization plans for AR101, provided that in no event shall Aimmune be required to share any information that is subject to any confidentiality obligations to Third Parties with respect to the In-Scope Programs. NHSc’s representatives may, but shall not be obligated to, disclose non-public information of NHSc or its Affiliates to Aimmune’s SCC members as further described in Section 2.6. All such information disclosed by NHSc shall be Confidential Information of NHSc.

2.6 Opportunities. Through the SCC, either Party may, but would not be obligated to, share opportunities (excluding Development Programs, which Aimmune is obligated to disclose pursuant to Section 2.2) to apply innovative technologies for use in, or in conjunction with, OIT for the treatment of food allergies or food intolerance (“New Opportunities”), as set forth in Sections 2.6.1 and 2.6.2.

2.6.1 If either Party wishes to share a New Opportunity with the other Party, it shall first provide to the other Party a written, high level description of the nature of the New Opportunity, to allow the other Party to determine whether it wishes to engage in a detailed discussion of such New Opportunity pursuant to this Agreement. A copy of such description shall be provided concurrently to the other Party’s general counsel as provided in Section 9.3. The Party receiving such high level description shall respond in writing within fifteen (15) days,

8

or such longer period as the Parties may agree to in writing, whether it wishes to engage in a detailed discussion of such New Opportunity (an “Acceptance Notice”) or whether it declines to engage in such a detailed discussion (a “Pass Notice”). If either the receiving Party provides a Pass Notice, or the receiving Party does not respond in writing to such high level description of such New Opportunity within such period, then the Party wishing to share such New Opportunity shall not provide any further information to the receiving Party with respect to such New Opportunity. If the receiving Party delivers an Acceptance Notice, then the Parties, through the SCC, shall be free to discuss the New Opportunity, subject to the terms of Article 5 and Article 6, or subject to such alternative or modified terms relating to intellectual property and/or Confidential Information as the Parties may have agreed to in writing prior to the receiving Party’s delivery of such Acceptance Notice.

2.6.2 For the sake of clarity, Information disclosed by a Party in respect of any New Opportunity shall be Confidential Information of such Party (subject to the exceptions set forth in Section 6.1.1). Neither Party shall obtain any intellectual property or other rights in any Information so disclosed by the other Party with respect to such New Opportunity or in respect of such New Opportunity, unless and until the Parties enter into a separate written agreement in respect thereof.

2.7 Meetings of SCC. The SCC will meet at least once per Calendar Quarter, or more frequently, if agreed by the SCC. The location of regularly scheduled meetings shall alternate between the offices of the Parties unless otherwise agreed by the SCC. Meetings of the SCC may also be held telephonically, by video conference or by any other media agreed to by the SCC. Members of the SCC shall have the right to participate in meetings by telephone. Each Party shall be responsible for expenses incurred by its employees and its members of the SCC in attending or otherwise participating in SCC meetings, including travel and related costs. Either Party may invite additional representatives of the Party who have relevant expertise to attend SCC meetings when appropriate for the issues being addressed at the meeting with five (5) Business Days’ prior notice to the other Party’s SCC representatives, provided that any such additional representatives shall be bound by obligations of confidentiality at least as stringent as those set forth in Section 6 and obligations with respect to Information arising in the course of activities under this Agreement consistent with those set forth in Section 5, and further provided that any such additional representatives shall be subject to the other Party’s prior written approval.

ARTICLE 3

LICENSE OPPORTUNITIES

3.1 Proposal by NHSc to Explore Combination Therapy. If (i) NHSc or its Affiliate possesses any commercial rights (whether by ownership, license or an option or similar right) to an OIT Combination Constituent, and (ii) NHSc’s or its Affiliate’s senior management has affirmatively determined to pursue Development (including research) of a combination of such OIT Combination Constituent with an OIT drug or biologic (an “OIT Combination”), then NHSc shall so notify Aimmune in writing. Such notice shall identify the OIT Combination Constituent that NHSc is contemplating for an OIT Combination, and the general nature of the activities that NHSc proposes to conduct, with respect to such OIT Combination, including the applicable geographies (collectively, in each case, the “OIT Combination Opportunity”).

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Within [***] ([***]) days of its receipt of such notice (the “Combination Proposal Period”), Aimmune shall have the right, in its sole discretion, to notify NHSc in writing that it wishes to negotiate an agreement with NHSc in respect of such OIT Combination Opportunity. In the event Aimmune so makes such an election during the Combination Proposal Period, the Parties shall negotiate exclusively and in good faith for a period of three (3) months or such longer period as the Parties may mutually agree upon (as applicable, the “Combination Discussion Period”) the terms of a definitive agreement in respect of such OIT Combination Opportunity. During the Combination Proposal Period and, if applicable, the Combination Discussion Period, NHSc shall not solicit from, discuss with, or enter into any agreement in respect of, any OIT Combination Opportunity with any Third Party. If the Parties have not entered into a definitive agreement governing the OIT Combination Opportunity as of the end of the Combination Discussion Period, NHSc shall be free to partner or collaborate with a Third Party with respect to such OIT Combination Opportunity, including to modify the scope or other terms of the OIT Combination Opportunity in connection with any such transaction with a Third Party. To the extent that the Term of this Agreement expires (and is not terminated pursuant to Section 9.2), this Section 3.1 shall survive and continue in accordance with its terms until the end of any then-ongoing Combination Proposal Period or any then-ongoing Combination Discussion Period, and any Combination Discussion Period resulting from such Combination Proposal Period. The Parties agree and acknowledge that the OIT Combination Constituent that is the subject of any OIT Combination Opportunity may be part of a licensing, collaboration or other transaction between NHSc or is Affiliate and one (1) or more Third Parties and that such Third Parties may be involved in any such discussions contemplated in this Section 3.1.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Aimmune and NHSc each represents and warrants to the other, as of the Original Effective Date, as follows:

4.1 Organization. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

4.2 Authorization. The execution and delivery of this Agreement and the performance by it of its obligations contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

4.3 Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

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4.4 No Conflict. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder and the licenses and sublicenses to be granted pursuant to this Agreement (i) do not and will not conflict with or violate any requirement of applicable Law; (ii) do not and will not conflict with or violate the certificate of incorporation, by-laws or other organizational documents of such Party; and (iii) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates.

4.5 No Consents. No authorization, consent, approval of a Third Party, nor any license, permit, exemption of or filing or registration with or notification to any court or Governmental Authority is or will be necessary (i) for the valid execution, delivery or performance of this Agreement by such Party; or (ii) for the consummation by such Party of the transactions contemplated hereby.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1 Ownership of Intellectual Property. As between the Parties, except as may otherwise be agreed by the Parties in writing, Aimmune shall solely own all right, title, and interest in and to any and all Information relating to, or that is useful or necessary for, the conduct of the Development Programs, In-Scope Programs or the manufacture, use or sale of Aimmune Products, that is conceived, discovered, or otherwise made (a) solely by or on behalf of Aimmune, (b) jointly by or on behalf of Aimmune and NHSc, or (c) solely by or on behalf of NHSc, in each case of subsections (a) through (c), as a result of NHSc’s participation in the SCC or with reference to Aimmune’s Confidential Information, whether or not patented or patentable, and any and all Patents and other intellectual property rights therein (“Aimmune-Owned Inventions and IP”). NHSc shall, and hereby does, assign to Aimmune all right, title and interest that NHSc may have in and to all Aimmune-Owned Inventions and IP, and shall execute all documents and take all actions necessary or reasonably required to effect such assignment. For the sake of clarity, except as may otherwise be agreed by the Parties in writing, any Information, and any Patents or other intellectual property rights in respect thereof, that are (i) Controlled, discovered or conceived by NHSc or its Affiliates prior to the Original Effective Date, or (ii) conceived, discovered or obtained by NHSc or its Affiliates during or after the Term and independent of the collaboration pursuant to this Agreement shall be solely owned by NHSc or its Affiliate.

5.2 New Opportunities Proposed by NHSc. Section 5.1 notwithstanding, if NHSc discloses or presents a New Opportunity to the SCC, and the SCC proceeds to discuss such New Opportunity as contemplated in Section 2.6, then if any Information is conceived, discovered or otherwise made solely by or on behalf of a Party, or jointly by or on behalf of the Parties, in the course of such discussion that relates to such New Opportunity, such Information shall be owned solely by NHSc or its Affiliate.

5.3 No License; Implied Rights. Neither Party shall obtain any license or other rights to any Information or intellectual property rights therein by virtue of this Agreement. Without limiting the foregoing, nothing contained in this Agreement confers or will be construed to confer any rights or licenses by implication, estoppel or otherwise, in, to or under any intellectual property rights.

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ARTICLE 6

CONFIDENTIAL INFORMATION

6.1 Nondisclosure. Each Party agrees that during the Term and for a period of ten (10) years thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall (i) maintain in confidence such Confidential Information, which shall include without limitation using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, which shall be no less than a reasonable degree of care, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (iii) not use such Confidential Information for any purpose except those expressly permitted by this Agreement. The Parties agree that any Confidential Information (within the meaning of the Prior CDA) disclosed by the Parties or their Affiliates pursuant to the Prior CDA shall be Confidential Information within the meaning of, and shall be subject to, this Article 6.

6.1.1 Exceptions. The obligations in Section 6.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party receives, to the extent that such information:

(a) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(b) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party, provided that such prior knowledge can be properly documented by the Receiving Party;

(c) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(d) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party without the fault or cause of the Receiving Party or any of its Affiliates; or

(e) is independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party, and such independent development can be properly documented by the Receiving Party.

6.2 Authorized Disclosure. Subject to Section 6.4, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent such disclosure is necessary, in the reasonable opinion of the Receiving Party’s counsel, to comply with applicable Laws and regulations (including, without limitation, the rules and regulations of the Securities

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and Exchange Commission or any national securities exchange) and with judicial processes. If and whenever any Confidential Information is disclosed in accordance with this Section 6.2, such disclosure shall not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Where reasonably possible and subject to Section 6.4, the Receiving Party shall: (i) give the Disclosing Party reasonable advance notice of the Receiving Party’s intent to make such disclosure pursuant to this Section 6.2, to the extent practicable; and (ii) provide reasonable cooperation to the Disclosing Party regarding the timing and content of such disclosure and regarding any action which the Disclosing Party may deem appropriate to protect the confidentiality of the information by appropriate legal means.

6.3 Terms of this Agreement. The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties, subject to the terms of this Section 6.

6.4 Securities Filings. In the event either Party determines that it is required to file with the U.S. Securities and Exchange Commission (and/or the securities regulators of any state or other jurisdiction) a registration statement or any other disclosure document which describes any of the terms and conditions of this Agreement, such Party shall promptly notify the other Party of such intention. The Party required to make such filing shall provide such other Party with a copy of relevant portions of the proposed filing not less than ten (10) Business Days (or such shorter period of time as may be required, under the circumstances, to comply with applicable Laws, but in no event less than three (3) Business Days) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement. The Party required to file shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by legal counsel is legally required to be disclosed in order to comply. No such notice shall be required under this Section 6.4 if and to the extent that the specific information contained in the proposed filing has previously been included in any previous filing or disclosure made by either Party hereunder pursuant to this Article 6, or is otherwise approved in advance in writing by the other Party.

6.5 Expiration or Termination. Upon the expiration or termination of this Agreement, any and all Confidential Information possessed in a tangible form by a Receiving Party, its Affiliates, sublicensees or subcontractors and belonging to a Disclosing Party shall, upon written request of the Disclosing Party, be destroyed to the extent practicable, with written confirmation of such destruction. Notwithstanding anything to the contrary herein, so long as such materials are maintained in accordance with this Agreement, each Party (i) may retain any attorney work product created in connection with this Agreement, (ii) may retain copies of any Confidential Information to the extent required by legal, regulatory or judicial requirements that are applicable to a Party or its Affiliates; and, (iii) will not be obligated to erase or extinguish any Confidential Information contained in an archived computer system backup in accordance with normal document retention policies or security and disaster recovery procedures, provided that any such retained Confidential Information shall continue to remain confidential and subject to the terms of this Agreement.

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ARTICLE 7

ADDITIONAL AGREEMENTS

7.1 Non-Competition.

7.1.1 NHSc agrees that it will not, and will ensure that its Affiliates do not, directly or indirectly, alone or with or through its Affiliates or its sublicensees, or other Third Parties directed or controlled by NHSc or its Affiliate in relation to the applicable activities, by contract or otherwise:

(a) until the later of (i) the date that is [***] ([***]) [***] after the Original Effective Date and (ii) the date that is [***] ([***]) [***] after the final day of the Term, engage in Prohibited Drug Research in respect of, or any Prohibited Development of, or commercialize, any Competitive OIT Product for the treatment of peanut allergies;

(b) until the later of (i) the date that is [***] ([***]) [***] after the Original Effective Date and (ii) the date that is [***] ([***]) [***] after the final day of the Term, engage in any Prohibited Development of, or commercialize, any Competitive OIT Product for the treatment of any allergies to [***], or [***] (including but not limited to [***]); or

(c) until the later of (i) the date that is [***] ([***]) [***] after the Original Effective Date and (ii) [***] the Term, commercialize any Competitive OIT Product for the treatment of any food allergies [***] of this Section 7.1.1. As used herein, the following terms have the following meanings:

“Competitive OIT Product” means any drug or biologic product (i.e., any product which, if it were marketed in the United States, must be approved by the FDA pursuant to a BLA or NDA) that is intended for use in OIT for a particular food allergy; provided, however, that no product that comprises such a drug or biological product in combination with any OIT Combination Constituent for which NHSc complies with its obligations under Section 3.1, shall be a “Competitive OIT Product”.

“Prohibited Development” means any Development activities undertaken for a given drug or biologic product (i.e., any product which, if it were marketed in the United States, must be approved by the FDA pursuant to a BLA or NDA) for the treatment of the applicable allergy after the commencement of manufacturing of the clinical supply of such drug or biologic products. For clarity, Prohibited Development shall include without limitation Development activities undertaken after the filing of an IND with a Regulatory Authority in respect of such drug or biologic product.

“Prohibited Drug Research” means research undertaken specifically in respect of, and during the course of, Development activities for a given drug or biologic product (i.e., any product which, if it were marketed in the United States, must be approved by the FDA pursuant to a BLA or NDA) that is intended for use in OIT for the treatment of the applicable allergy, prior to Prohibited Development Activities for such drug or biologic product.

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For the sake of clarity, nothing contained herein shall preclude, limit or restrict in any way NHSc or any of its Affiliates from, directly or indirectly, alone or with or through their Affiliates, sublicensees or other Third Parties, from undertaking any Development, commercialization or any other activities in respect of (i) any product that is not a drug or biologic (i.e., any product which, if it were marketed in the United States, would not require the approval of the FDA pursuant to a BLA or NDA), including medical foods and supplements or (ii) any product for the prevention of food allergies to [***] Developed as part of the development program being pursued as of the Original Effective Date by NHSc or its Affiliate and the National Institutes of Allergy and Infectious Diseases (NIAID), including any such products that are intended for use by individuals with food allergies. Aimmune expressly acknowledges that NHSc and its Affiliates are currently researching, Developing and commercializing such products and will continue to do so during and after the Term, directly or indirectly, alone or with or through its Affiliates, sublicensees or other Third Parties.

7.1.2 During the Term, NHSc will [***] (an “OIT Allergy Company”).

7.1.3 Nothing contained herein shall preclude NHSc or its Affiliates from [***].

7.2 Non-Solicitation of Employees. [***], neither Party shall, and each party shall cause its Affiliates not to, directly or indirectly, solicit, encourage, recruit or induce any employee of the other Party who has been involved in activities or discussions conducted pursuant to this Agreement to terminate his or her employment with such other Party; provided that the foregoing restriction shall not preclude a Party or its Affiliates from (a) undertaking any general solicitation not targeted at the employees of the other Party or hiring an employee of the other Party who seeks employment as a result of such general solicitation or (b) hiring any former employee of the other Party if such former employee either (i) was involuntarily terminated by the other Party, or (ii) voluntarily terminated his or her employment with such other Party (without inducement on the part of the hiring Party or its Affiliates) and such termination of employment has been effective for no less than [***] ([***]) months prior to the date of hire by the hiring Party or its Affiliates.

7.3 Director Nomination. NHSc shall be entitled to designate one (1) nominee to serve as a director on Aimmune’s Board of Directors, which initial designee shall be Greg Behar. For so long as NHSc has the right to nominate a director pursuant to this Section 7.3, in the event of Mr. Behar’s resignation, removal or death (or a replacement designee’s resignation, removal or death), NHSc shall be entitled to designate a replacement designee, subject to the reasonable approval of Aimmune’s Board of Directors or an applicable committee thereof. Aimmune covenants and agrees that, for so long as NHSc has the right set forth in this Section 7.3, it shall nominate NHSc’s designee for election by its stockholders at each Annual Stockholder Meeting or Special Meeting of Stockholders in which the class of directors for which NHSc’s designee is appointed is considered by the stockholders for election. In connection with Mr. Behar’s initial appointment to Aimmune’s Board of Directors (or, if applicable, a replacement designee’s appointment to Aimmune’s Board of Directors), Aimmune shall enter into an indemnification agreement with Mr. Behar (or, if applicable, the replacement designee), which indemnification agreement shall be in the form of and with terms previously approved by Aimmune’s Board of Directors. The rights set forth in this Section 7.3 shall terminate upon such time as NHSc or its Affiliates hold less than fourteen percent (14%) of the shares of Aimmune’s outstanding Common Stock.

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ARTICLE 8

TERM AND TERMINATION

8.1 Effectiveness; Term. This Agreement shall automatically become binding and effective upon the Original Effective Date and shall continue in force until the earlier of (i) the date that is three (3) years after the Extension Date on November 11, 2021, (ii) the effective date of a termination in accordance with Section 8.2, and (iii) the termination of this Agreement by mutual written agreement of the Parties (the “Term”); provided, however, that the Term may be extended upon the mutual written agreement of the Parties.

8.2 Termination Rights.

8.2.1 Termination for Material Breach. A Party shall have the right to terminate this Agreement in such Party’s sole discretion, upon delivery of written notice to the other Party in the event of any material breach by such other Party of this Agreement, provided that such breach has not been cured within sixty (60) calendar days after written notice thereof is given by the terminating Party specifying the nature of the alleged material breach in reasonable detail.

8.2.2 Change of Control. Either Party may terminate this Agreement upon written notice to the other Party in the event such other Party undergoes a Change of Control.

8.2.3 Third Party Transaction. In the event that any Development Program, Aimmune Product or Major Territory ceases to be, or be part of, an In-Scope Program by virtue of a Transfer involving one (1) or more of the Aimmune Product(s), as contemplated by Section 2.2, then NHSc may terminate this Agreement upon written notice to Aimmune given within sixty (60) days after NHSc gains knowledge of Aimmune’s entering into an agreement in respect of such Transfer.

8.2.4 NHSc Transaction. Aimmune may terminate this Agreement upon written notice to NHSc during the sixty (60) day period following the closing of an acquisition or combination of the nature contemplated in Section 7.1.3.

8.3 Effect of Termination. At the end of the Term, this Agreement shall become void and have no effect, provided that (i) the following provisions hereof shall survive any such termination and remain in full force and effect in accordance with the terms thereof: Sections 3.1, 7.1, 7.3 and 8.3 and Articles 5, 6 and 9; (ii) such termination shall not relieve either Party of any obligation, or deprive either Party from any benefit, accruing prior thereto, and (iii) such termination shall be without prejudice to the rights and remedies of any party with respect to any antecedent breach of the provisions of this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses.

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9.2 Severability. If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, in any respect in any jurisdiction, the provision (or the relevant part thereof) shall be considered severed from this Agreement and shall not serve to invalidate the remainder of such provision or any other provisions hereof. The Parties shall make a good faith effort to replace any invalid, illegal or unenforceable provision (or any part thereof) with a valid, legal and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

9.3 Notices. Any notice required or permitted to be given by the Parties pursuant to this Agreement shall be in writing and shall be (i) delivered by hand, (ii) delivered by overnight courier with tracking capabilities, (iii) mailed postage prepaid by first class, registered or certified mail, or (iv) transmitted by facsimile or electronic mail, in either case (facsimile or electronic mail) with receipt confirmed by the recipient or followed by a confirmation copy by mail as provided in (iii), and in each case (clauses (i) through (iv)) addressed to the recipient Party as set forth below, unless changed by notice so given:

If to NHSc:

Société des Produits Nestlé S.A.

Avenue Nestlé 55

1800 Vevey

Switzerland

Attention: General Counsel, Nestlé Health Science

with a copy to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:   David A. Carpenter

Reb D. Wheeler

If to Aimmune:

Aimmune Therapeutics, Inc.

8000 Marina Boulevard, Suite 300

Brisbane, CA 94005

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

140 Scott Road

Menlo Park, CA 94025

Attention:   Patrick Pohlen

Judith Hasko

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(A) with respect to any notice delivered pursuant to clauses (i) or (iv), such notice shall be deemed effective upon submission to such other Party, (B) with respect to any notice delivered pursuant to clause (ii), such notice shall be deemed effective the Business Day following the date of submission to the carrier, and (C) with respect to any notice delivered pursuant to clause (iii), such notice shall be deemed effective five (5) Business Days after the earlier of (x) confirmation of receipt by the recipient or (y) the date of submission of such facsimile or electronic mail, as applicable. A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 9.3.

9.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that either Party may, without the other Party’s consent, but with written notice to the other Party, assign or transfer all of its rights and obligations hereunder to any Affiliate or to a Third Party with which it is combined, or which acquires such Party’s shares or assets, pursuant to a Change of Control of such Party. The assigning Party shall in any event remain responsible for and liable hereunder with respect to the acts and omissions of the assignee in the performance of this Agreement. This Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

9.5 Further Assurances. Each Party agrees, at its own expense, to do, or procure the doing of, all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents as are reasonably necessary in order to give full effect to this Agreement.

9.6 Waivers and Modifications. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

9.7 Choice of Law. This Agreement (and any claims or disputes arising out of or relating hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by, enforced, and shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions.

9.8 Injunctive Relief. Notwithstanding anything herein to the contrary, each party shall be entitled to seek injunctive relief and specific performance (including but not limited to any relief or recovery under this Agreement) in any court of competent jurisdiction in the world.

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9.9 Publicity. Upon execution of this Agreement, each Party may issue a press release announcing the existence of this Agreement in a form, and containing substance, to be agreed in good faith between the Parties (such agreement not to be unreasonably withheld or delayed by either Party). Subject to Section 6.4, each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party. Each Party shall use all reasonable efforts to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter hereof as soon as reasonably practicable under the circumstances prior to its scheduled release (but in no event less than three (3) Business Days prior to its scheduled release, unless a shorter period is required to comply with applicable Law under the circumstances). Each Party shall have the right to expeditiously review and recommend changes to any such announcement and the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure except to the extent such disclosure is required by applicable Law or rules of a securities exchange or the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction. The contents of any announcement or similar publicity, which has been reviewed and approved by the reviewing Party, (including the press release referred to at the beginning of this Section 9.9), and any filing with the Securities and Exchange Commission, can be re-released by either Party without a requirement for re-approval.

9.10 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing herein is intended or is to be construed so as to constitute Aimmune and NHSc as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.

9.11 Entire Agreement. The Parties agree that this Agreement and the attached Exhibits, as amended as of the Effective Date, constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and hereby supersedes all prior negotiations, representations, agreements and understandings (whether written or verbal) regarding the same, including the Original Agreement. Each Party acknowledges that in entering into this Agreement it has not relied on, nor shall it be entitled to rely upon, any representation, warranty, collateral contract or other assurances made by or on behalf of the other Party except for those which are expressly set forth in this Agreement.

9.12 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts delivered by facsimile or other electronic transmission, with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall together constitute one and the same instrument.

9.13 Exports. Each Party agrees not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Laws.

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9.14 Amendments. Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorized representatives of each of the Parties.

9.15 Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any applicable Laws herein will be construed as referring to such Laws as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto relating to such terms except as such Party may determine in such Party’s sole discretion, (vi) all references herein to Sections or Exhibits will be construed to refer to Sections and Exhibits to this Agreement, (vii) the word “days” means calendar days unless otherwise specified, (viii) except as otherwise expressly provided herein all references to “$” or “dollars” refer to the lawful money of the U.S., and (ix) the words “copy” and “copies” and words of similar import when used in this Agreement include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. The language in this Agreement is to be construed in all cases according to its fair meaning.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

AIMMUNE THERAPEUTICS, INC.

By:	/s/ Jayson Dallas
(Signature)

Name:	Jayson Dallas

Title:	President and Chief Executive Officer

SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By:	/s/ James Pepin
(Signature)

Name:	James Pepin

Title:	President

Solely for purposes of Section 9.11:

NESTLÉ HEALTH SCIENCE S.A.

By:	/s/ Claudio Kuoni
(Signature)

Name:	Claudio Kuoni

Title:	General Counsel Nestle Health Science

[Signature page to Collaboration Agreement]

Exhibit A

Development Programs

The treatment of allergies to the following foods:

Peanut, including the program designated AR-101

[***]

APPENDIX VI

Certificate of Designation

AIMMUNE THERAPEUTICS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, Jayson Dallas, does hereby certify that:

1.	He is the President and Chief Executive Officer of Aimmune Therapeutics, Inc., a Delaware corporation (the “Corporation”).

2.	The Corporation is authorized to issue 10,000,000 shares of preferred stock, 525,634 of which have been designated.

3.

In accordance with the provisions of Sections 103 and 151 of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation (the “Board of Directors”) does hereby certify that the following resolutions were duly adopted by the Board of Directors or by a duly authorized committee thereof, on January 28, 2020:

WHEREAS, the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of, up to 525,634 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

RESOLVED, pursuant to authority expressly set forth in the Certificate of Incorporation, the issuance of a series of Preferred Stock designated as the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock is hereby approved as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series A Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) 0.005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

“DGCL” shall mean the Delaware General Corporation Law.

“Distributions” shall have the meaning set forth in Section 5(a).

“DTC” shall have the meaning set forth in Section 6(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means any holder of Series A Preferred Stock.

“Issuance Date” means on or after February 7, 2020.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Preferred Stock” shall have the meaning set forth in Section 2(a).

“Series A Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Trading Day” means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a)

The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 525,634. Each share of Series A Preferred Stock shall have a par value of $0.0001 per share. The Series A Preferred Stock may be issued in certificated form or in book-entry form at the election of the Holder. To the extent that any shares of Series A Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

(b)

The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three (3) Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series A Preferred Stock at a rate equal (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation) to and in the same form, and in the same manner, as dividends (other than dividends in the form of the issuance of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of the issuance of Common Stock) are paid on shares of the Common Stock, whenever funds are legally available and when and as declared by the Board. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of the Series A Preferred Stock, and the Corporation shall pay no dividends (other than dividends in the form of the issuance of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4. Voting Rights; Amendments.

(a)	Except as otherwise provided herein or as otherwise required by the DGCL, the Holders shall have no voting rights.

(b)

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of not less than a majority of the then-outstanding shares of Series A Preferred Stock, or their designees, voting separately as a single class:

(i)	alter, repeal or change the powers, preferences or rights of the Series A Preferred Stock or alter or amend this Certificate of Designation so as to adversely affect the Series A Preferred Stock;

(ii)

supplement, amend, restate, repeal, or waive any provision of the Certificate of Incorporation or Corporation’s bylaws, or file any articles of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise (it being understood that the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock shall not be considered to be adversely altered or changed solely because of the issuance of shares of another series of preferred stock of the Corporation, including a series of preferred stock that ranks senior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, occurrence of a Fundamental Transaction, and/or the payment of dividends);

(iii)	increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock; or

(iv)	enter into any agreement with respect to any of the foregoing.

Section 5. Rank; Liquidation.

(a)

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the “Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”) and/or the right to receive dividends.

(b)

Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, (i) an amount equal to $0.0001 per share of Series A Preferred Stock, plus any dividends declared but unpaid on such shares, plus (ii) such amount per share as would have been payable to such Holder if all shares of Series A Preferred Stock held by such Holder had been converted to Common Stock pursuant to Section 6 hereof (without giving effect to any limitation on conversion pursuant to Section 6(c) thereof) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities; provided, however, that, in the event that the assets to be distributed pursuant to this clause (ii) constitute equity securities or convertible securities of the Corporation (or any successor thereof) and, following any such distribution, any Holder (together with its Attribution Parties) would hold or have a right to acquire greater than 19.99% of the number of shares of Common Stock or voting power of the Corporation (or any successor thereof) outstanding immediately after giving effect to all such distributions (such amount of securities being referred to as the “Surplus Amount”), then, unless the distribution thereof is approved by the stockholders of the Corporation, such Holder or any of its Attribution Parties shall be entitled to receive in lieu of such securities and in the sole discretion of the Corporation, either (x) the Surplus Amount of securities of the Corporation (or any successor thereof) with substantially similar preferences, rights, privileges, powers of, and restrictions provided for the benefit of the Series A Preferred Stock or (y) the equivalent monetary value in cash of such Surplus Amount from the Corporation (or any successor thereof), as determined by the Board of Directors. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the Holders the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed pro rata to holders of the shares of the Series A Preferred Stock and Parity Securities.

Section 6. Conversion.

(a)

Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio (as defined below). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series A Preferred Stock to be converted equal to the lesser of (x) 1,000 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series A Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date,” or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if applicable) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original share certificate(s) (if applicable) of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b)

Conversion Ratio. Each share of Series A Preferred Stock is convertible at a rate of ten (10) shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment as set forth in Section 7 below (this rate, as adjusted from time to time, the “Conversion Ratio”).

(c)

Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” means 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

(d)	Mechanics of Conversion

(i)

Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series A Preferred Stock or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii)

Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series A Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), then, unless the Holder has rescinded the applicable Notice of Conversion pursuant to Section 6(d)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount payable, at the Corporation’s option, either (a) in cash or (b) to the extent that it would not cause the Holder or its Attribution Parties to exceed the Beneficial Ownership Limitation, in shares of Common Stock that are valued for these purposes at the Closing Sale Price on the date of such calculation, in each case equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such fifth (5th) Trading Day after the Share Delivery Date during which such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the Holder shall only receive up to such amount of shares of Common Stock such that Holder and its Attribution Parties and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than the Beneficial Ownership Limitation. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided, that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii)

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder

$1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

(iv) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(v) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, such fraction shall be rounded down to the next whole share.

(vi)

Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e)

Status as Stockholder. Upon each Conversion Date, (i) the shares of Series A Preferred Stock being converted shall be deemed converted into shares of Common Stock; (ii) the Holders of such converted shares shall assume the rights, privileges, and obligations of a holder of Common Stock of the Corporation; and (iii) the Holder’s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

Section 7. Certain Adjustments.

(a)

Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Preferred Stock) with respect to the then-outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be divided by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)

Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Preferred Stock the Holders shall, notwithstanding anything to the contrary in Section 6(c), have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”); provided, however, that, in the event that the assets to be distributed pursuant to this Section 7(b) constitute equity securities or convertible securities of the Corporation (or any successor thereof) and, following any such distribution, any Holder (together with its Attribution Parties) would hold or have a right to acquire a Surplus Amount, then, unless the distribution thereof is approved by the stockholders of the Corporation, such Holder or any of its Attribution Parties shall be entitled to receive in lieu of such securities and in the sole discretion of the Corporation, either (x) the Surplus Amount of securities of the Corporation (or any successor thereof) with substantially similar preferences, rights, privileges, powers of, and restrictions provided for the benefit of the Series A Preferred Stock or (y) the equivalent monetary value in cash of such Surplus Amount from the Corporation (or any successor thereof), as determined by the Board of Directors. For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

(c)

Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(d)	Notice to the Holders.

(i)

Adjustment to Conversion Ratio. Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment; provided, that no certificate or other notice of adjustment in the Conversion Rate will be required unless the adjustment would result in an increase or decrease of at least one percent (1.0%) in the Conversion Rate.

(ii)

Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

(a)	Redemption. The Series A Preferred Stock is not redeemable.

(b)

Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 8000 Marina Blvd Suite #300, Brisbane, California 94005, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number or mailing address of such Holder appearing on the books of the Corporation, or if no such email address, facsimile number or mailing address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address or facsimile at the facsimile number specified between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)

Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c)

Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(d)

Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(g)

Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

(h)

No Impairment. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 4th day of February 2020.

/s/ Jayson Dallas
Jayson Dallas
President and Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND

LIMITATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A Preferred Stock indicated below, represented by stock certificate No(s).(the “Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Aimmune Therapeutics, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate”) filed by the Corporation with the Secretary of State of the State of Delaware on February 4, 2020.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is _______%. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is being furnished by Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), to Nestle Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”), pursuant to that certain Securities Purchase Agreement of even date herewith between the Company and the Purchaser (the “Agreement”) in connection with the execution and delivery of the Agreement, pursuant to Section 4 of the Agreement. Unless the context otherwise requires, all capitalized terms used in this Schedule of Exceptions shall have the respective meanings ascribed to such terms in the Agreement.

This Schedule of Exceptions and the information, descriptions and disclosures included herein is intended to set forth exceptions to the representations and warranties of the Company contained in the Agreement. The contents of all agreements and other documents referred to in a particular section of this Schedule of Exceptions are incorporated by reference into such particular section as though fully set forth in such section.

4.2	Subsidiaries

Aimmune Therapeutics (Bermuda), Ltd.

Aimmune Therapeutics UK Limited

4.6	Capitalization

In connection with the entry into a license agreement (the “License Agreement”), dated on or about the date hereof, by and between the Company and Xencor, Inc. (“Xencor”), the Company issued to Xencor, 156,238 shares Common Stock, pursuant to a securities issuance agreement (the “Securities Issuance Agreement”), dated February 4, 2020, with Xencor (the “Xencor Transactions”). Pursuant to the agreement, Aimmune is also obligated to issue to Xencor additional shares of Common Stock upon the achievement of certain milestones (the “Milestone Shares”). The number of Milestone Shares to be issued shall be equal to the quotient obtained by dividing (x) $5.0 million by (y) the volume-weighted average price of the Common Stock as reported by the Nasdaq Global Select Market during the seven-day period immediately preceding the date of achievement of the applicable milestone.

4.10	No Material Adverse Change

Xencor License

In connection with the entry into a License Agreement with Xencor, the Company issued to Xencor, 156,238 shares Common Stock and is also obligated to issue to Xencor additional shares of Common Stock upon the achievement of certain milestones. The number of Milestone Shares to be issued shall be equal to the quotient obtained by dividing (x) $5.0 million by (y) the volume-weighted average price of the Common Stock as reported by the Nasdaq Global Select Market during the seven-day period immediately preceding the date of achievement of the applicable milestone.

KKR Loan Drawdown

On the date hereof, the Company delivered notice to drawdown $85 million of available term loans under that certain Credit Agreement, dated January 3, 2019, by and between the Company and KKR Peanut Aggregator L.P. promptly following the date hereof (the “KKR Drawdown”).

4.14	Disclosure

See disclosures set forth in Sections 4.6 and 4.10 hereof.

4.18	Properties and Assets

The Company’s obligations under that certain Credit Agreement, dated January 3, 2019, by and between the Company and KKR Peanut Aggregator L.P., are secured by a lien on substantially all of the Company’s tangible and intangible property.

4.22	Price of Common Stock

On January 31, 2020, the Company announced the approval of Biologics License Application for AR101.

On January 31, 2020, the Company expects to announce the Xencor Transactions, the KKR Drawdown and the transactions contemplated by the Agreement.